EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Q4 and FY 2023 Financial Results

/ Q4 2023 Results

•GAAP and non-GAAP revenue of $805.1 million
•GAAP diluted earnings per share of $3.14 and non-GAAP diluted earnings per share of $3.94
•GAAP operating profit margin of 41.4% and non-GAAP operating profit margin of 53.0%
•Operating cash flows of $232.7 million and unlevered operating cash flows of $242.8 million
•Annual contract value (ACV) of $955.2 million

/ FY 2023 Results

•GAAP and non-GAAP revenue of $2,269.9 million
•GAAP diluted earnings per share of $5.73 and non-GAAP diluted earnings per share of $8.80
•GAAP operating profit margin of 27.6% and non-GAAP operating profit margin of 42.6%
•Operating cash flows of $717.1 million and unlevered operating cash flows of $755.1 million
•ACV of $2,300.5 million
•Deferred revenue and backlog of $1,472.6 million on December 31, 2023

PITTSBURGH, PA, February 21, 2024/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2023 GAAP and non-GAAP revenue growth of 16% in reported currency, or 15% in constant currency, when compared to the fourth quarter of 2022. For FY 2023, GAAP and non-GAAP revenue growth was 10% in reported and constant currency when compared to FY 2022. For the fourth quarter of 2023, the Company reported diluted earnings per share of $3.14 and $3.94 on a GAAP and non-GAAP basis, respectively, compared to $2.95 and $3.09 on a GAAP and non-GAAP basis, respectively, for the fourth quarter of 2022. For FY 2023, the Company reported diluted earnings per share of $5.73 and $8.80 on a GAAP and non-GAAP basis, respectively, compared to $5.99 and $7.99 on a GAAP and non-GAAP basis, respectively, for FY 2022. Additionally, the Company reported fourth quarter and FY 2023 ACV growth of 17% and 13% in reported currency, respectively, or 16% and 13% in constant currency, respectively, when compared to the fourth quarter and FY 2022.
Q4 2023 Financial Results // 1

On January 15, 2024, the Company entered into a definitive agreement with Synopsys, Inc. (Synopsys) under which Synopsys will acquire Ansys. Under the terms of the agreement, Ansys shareholders will receive $197.00 in cash and 0.3450 shares of Synopsys common stock for each Ansys share, representing an enterprise value of approximately $35.0 billion based on the closing price of Synopsys common stock on December 21, 2023. The transaction is anticipated to close in the first half of 2025, subject to approval by Ansys shareholders, the receipt of required regulatory approvals and other customary closing conditions. Bringing together Synopsys’ pioneering semiconductor electronic design automation with Ansys’ broad simulation and analysis portfolio will create a leader in silicon to systems design solutions.

The non-GAAP financial results highlighted represent non-GAAP financial measures. Reconciliations of these measures to the comparable GAAP measures for the three and twelve months ended December 31, 2023 and 2022 can be found later in this release.

/ Summary of Financial Results
Ansys’ fourth quarter and FY 2023 and 2022 financial results are presented below. The 2023 and 2022 non-GAAP results exclude the income statement effects of stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items. The 2022 period non-GAAP results also exclude the income statement effects of acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022. This adjustment is not material in 2023.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in thousands, except per share data and percentages)	Q4 QTD 2023	Q4 QTD 2022	% Change	Q4 QTD 2023	Q4 QTD 2022	% Change
Revenue	$805,108	$694,115	16.0%	$805,108	$694,690	15.9%
Net income	$274,762	$257,947	6.5%	$345,317	$270,366	27.7%
Diluted earnings per share	$3.14	$2.95	6.4%	$3.94	$3.09	27.5%
Gross margin	91.3%	91.2%		94.3%	94.0%
Operating profit margin	41.4%	37.5%		53.0%	48.0%
Effective tax rate	15.4%	(0.6)%		17.5%	18.0%

	GAAP			Non-GAAP
(in thousands, except per share data and percentages)	FY 2023	FY 2022	% Change	FY 2023	FY 2022	% Change
Revenue	$2,269,949	$2,065,553	9.9%	$2,269,949	$2,072,886	9.5%
Net income	$500,412	$523,710	(4.4)%	$769,308	$698,905	10.1%
Diluted earnings per share	$5.73	$5.99	(4.3)%	$8.80	$7.99	10.1%
Gross margin	88.0%	87.9%		92.2%	91.8%
Operating profit margin	27.6%	28.7%		42.6%	42.0%
Effective tax rate	15.5%	9.0%		17.5%	18.0%

(in thousands, except percentages)	Q4 QTD 2023	Q4 QTD 2022	% Change
ACV	$955,161	$818,009	16.8%
Operating cash flows	$232,722	$173,972	33.8%
Unlevered operating cash flows	$242,848	$181,067	34.1%

Q4 2023 Financial Results // 2

(in thousands, except percentages)	FY 2023	FY 2022	% Change
ACV	$2,300,466	$2,031,744	13.2%
Operating cash flows	$717,122	$631,003	13.6%
Unlevered operating cash flows	$755,129	$648,095	16.5%

/ Management’s 2024 Financial Outlook and Conference Call Information
As previously announced, in light of the pending transaction with Synopsys, Ansys is suspending quarterly earnings conference calls and will no longer be providing quarterly or annual guidance. We expect FY 2024 ACV to grow double-digit and the dollar value of ACV will continue to be highly skewed toward the fourth quarter of the year as has been the case in prior years. Additionally, 2024 quarterly ACV and revenue growth rates are expected to be variable across the quarters and are affected by the performance comparisons to 2023. As a result, we expect Q1 2024 ACV and revenue results to be the lowest amongst the quarters with the expectation that we will see double-digit ACV and revenue growth the remaining quarters of the year.

Supplemental Financial Information
/ Annual Contract Value

(in thousands, except percentages)	Q4 QTD 2023	Q4 QTD 2023 in Constant Currency	Q4 QTD 2022	% Change	% Change in Constant Currency
ACV	$955,161	$947,815	$818,009	16.8%	15.9%

(in thousands, except percentages)	FY 2023	FY 2023 in Constant Currency	FY 2022	% Change	% Change in Constant Currency
ACV	$2,300,466	$2,303,344	$2,031,744	13.2%	13.4%

Q4 2023 Financial Results // 3

*Subscription lease ACV includes the bundled arrangement of time-based licenses with related maintenance.
**Perpetual and service ACV includes perpetual licenses, with related maintenance, and services.

Recurring ACV includes both subscription lease ACV and all maintenance ACV (including maintenance from perpetual licenses). It excludes perpetual license ACV and service ACV.
Q4 2023 Financial Results // 4

FY 2023 ACV by Industry
Consumer, 2%
Aerospace & Defense, 22%
High-Tech, 31%
Automotive, 18%
Healthcare, 2%
Construction, 1%
Academic, 3%
Materials & Chemicals, 5%
Energy, 8%
Industrial Equipment, 8%

FY 2022 ACV by Industry

Consumer, 2%
Aerospace & Defense, 22%
High-Tech, 32%
Automotive, 16%
Healthcare, 2%
Construction, 1%
Academic, 3%
Materials & Chemicals, 5%
Energy, 9%
Industrial Equipment, 8%

Q4 2023 Financial Results // 5

/ Revenue

(in thousands, except percentages)	Q4 QTD 2023	Q4 QTD 2023 in Constant Currency	Q4 QTD 2022	% Change	% Change in Constant Currency
GAAP Revenue	$805,108	$799,681	$694,115	16.0%	15.2%
Non-GAAP Revenue	$805,108	$799,681	$694,690	15.9%	15.1%

(in thousands, except percentages)	FY 2023	FY 2023 in Constant Currency	FY 2022	% Change	% Change in Constant Currency
GAAP Revenue	$2,269,949	$2,275,702	$2,065,553	9.9%	10.2%
Non-GAAP Revenue	$2,269,949	$2,275,702	$2,072,886	9.5%	9.8%
The difference between the GAAP and non-GAAP revenue values for the 2022 period is a result of the application of the fair value provisions applicable to the accounting for business combinations closed prior to 2022.

REVENUE BY LICENSE TYPE

GAAP

(in thousands, except percentages)	Q4 QTD 2023	% of Total	Q4 QTD 2022	% of Total	% Change	% Change in Constant Currency
Subscription Lease	$399,556	49.6%	$324,688	46.8%	23.1%	22.4%
Perpetual	102,721	12.8%	88,958	12.8%	15.5%	14.8%
Maintenance[1]	283,130	35.2%	261,691	37.7%	8.2%	7.2%
Service	19,701	2.4%	18,778	2.7%	4.9%	3.7%
Total	$805,108		$694,115		16.0%	15.2%

(in thousands, except percentages)	FY 2023	% of Total	FY 2022	% of Total	% Change	% Change in Constant Currency
Subscription Lease	$786,050	34.6%	$687,665	33.3%	14.3%	14.4%
Perpetual	302,698	13.3%	301,313	14.6%	0.5%	0.7%
Maintenance[1]	1,103,523	48.6%	1,004,245	48.6%	9.9%	10.3%
Service	77,678	3.4%	72,330	3.5%	7.4%	7.4%
Total	$2,269,949		$2,065,553		9.9%	10.2%

Q4 2023 Financial Results // 6

Non-GAAP

(in thousands, except percentages)	Q4 QTD 2023	% of Total	Q4 QTD 2022	% of Total	% Change	% Change in Constant Currency
Subscription Lease	$399,556	49.6%	$324,700	46.7%	23.1%	22.4%
Perpetual	102,721	12.8%	88,958	12.8%	15.5%	14.8%
Maintenance[1]	283,130	35.2%	262,254	37.8%	8.0%	7.0%
Service	19,701	2.4%	18,778	2.7%	4.9%	3.7%
Total	$805,108		$694,690		15.9%	15.1%

(in thousands, except percentages)	FY 2023	% of Total	FY 2022	% of Total	% Change	% Change in Constant Currency
Subscription Lease	$786,050	34.6%	$687,790	33.2%	14.3%	14.4%
Perpetual	302,698	13.3%	301,313	14.5%	0.5%	0.7%
Maintenance[1]	1,103,523	48.6%	1,011,452	48.8%	9.1%	9.5%
Service	77,678	3.4%	72,331	3.5%	7.4%	7.4%
Total	$2,269,949		$2,072,886		9.5%	9.8%
1Maintenance revenue is inclusive of both maintenance associated with perpetual licenses and the maintenance component of subscription leases.
Q4 2023 Financial Results // 7

REVENUE BY GEOGRAPHY

GAAP

(in thousands, except percentages)	Q4 QTD 2023	% of Total	Q4 QTD 2022	% of Total	% Change	% Change in Constant Currency
Americas	$410,681	51.0%	$359,081	51.7%	14.4%	14.3%

Germany	81,828	10.2%	86,724	12.5%	(5.6)%	(9.6)%
Other EMEA	155,023	19.3%	112,909	16.3%	37.3%	33.0%
EMEA	236,851	29.4%	199,633	28.8%	18.6%	14.5%

Japan	61,243	7.6%	52,637	7.6%	16.3%	22.4%
Other Asia-Pacific	96,333	12.0%	82,764	11.9%	16.4%	16.3%
Asia-Pacific	157,576	19.6%	135,401	19.5%	16.4%	18.7%

Total	$805,108		$694,115		16.0%	15.2%

(in thousands, except percentages)	FY 2023	% of Total	FY 2022	% of Total	% Change	% Change in Constant Currency
Americas	$1,106,242	48.7%	$969,237	46.9%	14.1%	14.2%

Germany	199,068	8.8%	198,612	9.6%	0.2%	(2.6)%
Other EMEA	406,719	17.9%	349,159	16.9%	16.5%	14.5%
EMEA	605,787	26.7%	547,771	26.5%	10.6%	8.3%

Japan	203,013	8.9%	186,199	9.0%	9.0%	16.2%
Other Asia-Pacific	354,907	15.6%	362,346	17.5%	(2.1)%	(0.8)%
Asia-Pacific	557,920	24.6%	548,545	26.6%	1.7%	5.0%

Total	$2,269,949		$2,065,553		9.9%	10.2%

Q4 2023 Financial Results // 8

Non-GAAP

(in thousands, except percentages)	Q4 QTD 2023	% of Total	Q4 QTD 2022	% of Total	% Change	% Change in Constant Currency
Americas	$410,681	51.0%	$359,243	51.7%	14.3%	14.3%

Germany	81,828	10.2%	86,765	12.5%	(5.7)%	(9.7)%
Other EMEA	155,023	19.3%	112,991	16.3%	37.2%	32.9%
EMEA	236,851	29.4%	199,756	28.8%	18.6%	14.4%

Japan	61,243	7.6%	52,826	7.6%	15.9%	22.0%
Other Asia-Pacific	96,333	12.0%	82,865	11.9%	16.3%	16.1%
Asia-Pacific	157,576	19.6%	135,691	19.5%	16.1%	18.4%

Total	$805,108		$694,690		15.9%	15.1%

(in thousands, except percentages)	FY 2023	% of Total	FY 2022	% of Total	% Change	% Change in Constant Currency
Americas	$1,106,242	48.7%	$972,373	46.9%	13.8%	13.8%

Germany	199,068	8.8%	199,234	9.6%	(0.1)%	(2.9)%
Other EMEA	406,719	17.9%	350,374	16.9%	16.1%	14.1%
EMEA	605,787	26.7%	549,608	26.5%	10.2%	7.9%

Japan	203,013	8.9%	187,617	9.1%	8.2%	15.4%
Other Asia-Pacific	354,907	15.6%	363,288	17.5%	(2.3)%	(1.0)%
Asia-Pacific	557,920	24.6%	550,905	26.6%	1.3%	4.6%

Total	$2,269,949		$2,072,886		9.5%	9.8%

REVENUE BY CHANNEL

GAAP

	Q4 QTD 2023	Q4 QTD 2022	FY 2023	FY 2022
Direct revenue, as a percentage of total revenue	74.5%	80.7%	73.9%	76.1%
Indirect revenue, as a percentage of total revenue	25.5%	19.3%	26.1%	23.9%

Non-GAAP

	Q4 QTD 2023	Q4 QTD 2022	FY 2023	FY 2022
Direct revenue, as a percentage of total revenue	74.5%	80.7%	73.9%	76.1%
Indirect revenue, as a percentage of total revenue	25.5%	19.3%	26.1%	23.9%

Q4 2023 Financial Results // 9

/ Deferred Revenue and Backlog

(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2022
Current Deferred Revenue	$457,514	$349,668	$413,989	$334,901
Current Backlog	439,879	424,547	432,323	339,241
Total Current Deferred Revenue and Backlog	897,393	774,215	846,312	674,142

Long-Term Deferred Revenue	22,240	20,765	21,769	19,817
Long-Term Backlog	552,951	410,697	548,765	414,929
Total Long-Term Deferred Revenue and Backlog	575,191	431,462	570,534	434,746

Total Deferred Revenue and Backlog	$1,472,584	$1,205,677	$1,416,846	$1,108,888

/ Currency
The fourth quarter and FY 2023 revenue, operating income, ACV and deferred revenue and backlog, as compared to the fourth quarter and FY 2022, were impacted by fluctuations in the exchange rates of foreign currencies against the U.S. Dollar. The currency fluctuation impacts on GAAP and non-GAAP revenue and operating income, ACV, and deferred revenue and backlog based on 2022 exchange rates are reflected in the tables below. Amounts in brackets indicate an adverse impact from currency fluctuations.

GAAP

(in thousands)	Q4 QTD 2023	FY 2023
Revenue	$5,427	$(5,753)
Operating income	$1,745	$(1,393)

Non-GAAP

(in thousands)	Q4 QTD 2023	FY 2023
Revenue	$5,427	$(5,753)
Operating income	$2,083	$(958)

Other Metrics

(in thousands)	Q4 QTD 2023	FY 2023
ACV	$7,346	$(2,878)
Deferred revenue and backlog	$22,952	$2,534

Q4 2023 Financial Results // 10

The most meaningful currency impacts are typically attributable to U.S. Dollar exchange rate changes against the Euro and Japanese Yen. Historical exchange rates are reflected in the charts below.

	Period-End Exchange Rates
As of	EUR/USD	USD/JPY
December 31, 2023	1.10	141
December 31, 2022	1.07	131
December 31, 2021	1.14	115

	Average Exchange Rates
Three Months Ended	EUR/USD	USD/JPY
December 31, 2023	1.08	148
December 31, 2022	1.02	141

	Average Exchange Rates
Twelve Months Ended	EUR/USD	USD/JPY
December 31, 2023	1.08	140
December 31, 2022	1.05	131

Q4 2023 Financial Results // 11

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2023	December 31, 2022
ASSETS:
Cash & short-term investments	$860,390	$614,574
Accounts receivable, net	864,526	760,287
Goodwill	3,805,874	3,658,267
Other intangibles, net	835,417	809,183
Other assets	956,668	845,634
Total assets	$7,322,875	$6,687,945
LIABILITIES & STOCKHOLDERS’ EQUITY:
Current deferred revenue	$457,514	$413,989
Long-term debt	753,891	753,574
Other liabilities	721,106	654,531
Stockholders’ equity	5,390,364	4,865,851
Total liabilities & stockholders’ equity	$7,322,875	$6,687,945

Q4 2023 Financial Results // 12

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue:
Software licenses	$502,277	$413,646	$1,088,748	$988,978
Maintenance and service	302,831	280,469	1,181,201	1,076,575
Total revenue	805,108	694,115	2,269,949	2,065,553
Cost of sales:
Software licenses	10,909	7,711	40,004	33,081
Amortization	20,586	17,425	80,990	69,372
Maintenance and service	38,554	36,291	150,304	148,188
Total cost of sales	70,049	61,427	271,298	250,641
Gross profit	735,059	632,688	1,998,651	1,814,912
Operating expenses:
Selling, general and administrative	269,857	257,450	855,135	772,871
Research and development	126,288	111,390	494,869	433,661
Amortization	5,914	3,747	22,512	15,722
Total operating expenses	402,059	372,587	1,372,516	1,222,254
Operating income	333,000	260,101	626,135	592,658
Interest income	7,199	3,576	19,588	5,717
Interest expense	(12,551)	(9,058)	(47,145)	(22,726)
Other (expense) income, net	(2,876)	1,792	(6,440)	(334)
Income before income tax provision	324,772	256,411	592,138	575,315
Income tax provision (benefit)	50,010	(1,536)	91,726	51,605
Net income	$274,762	$257,947	$500,412	$523,710
Earnings per share – basic:
Earnings per share	$3.16	$2.96	$5.76	$6.02
Weighted average shares	86,888	87,017	86,833	87,051
Earnings per share – diluted:
Earnings per share	$3.14	$2.95	$5.73	$5.99
Weighted average shares	87,541	87,473	87,386	87,490

Q4 2023 Financial Results // 13

/ Glossary of Terms
Annual Contract Value (ACV): ACV is a key performance metric and is useful to investors in assessing the strength and trajectory of our business. ACV is a supplemental metric to help evaluate the annual performance of the business. Over the life of the contract, ACV equals the total value realized from a customer. ACV is not impacted by the timing of license revenue recognition. ACV is used by management in financial and operational decision-making and in setting sales targets used for compensation. ACV is not a replacement for, and should be viewed independently of, GAAP revenue and deferred revenue as ACV is a performance metric and is not intended to be combined with any of these items. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

When we refer to the anniversary dates in the definition of ACV above, we are referencing the date of the beginning of the next twelve-month period in a contractually committed multi-year contract. If a contract is three years in duration, with a start date of July 1, 2023, the anniversary dates would be July 1, 2024 and July 1, 2025. We label these anniversary dates as they are contractually committed. While this contract would be up for renewal on July 1, 2026, our ACV performance metric does not assume any contract renewals.

Example 1: For purposes of calculating ACV, a $100,000 subscription lease contract or a $100,000 maintenance contract with a term of July 1, 2023 – June 30, 2024, would each contribute $100,000 to ACV for fiscal year 2023 with no contribution to ACV for fiscal year 2024.

Example 2: For purposes of calculating ACV, a $300,000 subscription lease contract or a $300,000 maintenance contract with a term of July 1, 2023 – June 30, 2026, would each contribute $100,000 to ACV in each of fiscal years 2023, 2024 and 2025. There would be no contribution to ACV for fiscal year 2026 as each period captures the full annual value upon the anniversary date.

Example 3: A perpetual license valued at $200,000 with a contract start date of March 1, 2023 would contribute $200,000 to ACV in fiscal year 2023.

Backlog: Deferred revenue associated with installment billings for periods beyond the current quarterly billing cycle and committed contracts with start dates beyond the end of the current period.

Deferred Revenue: Billings made or payments received in advance of revenue recognition.

Subscription Lease or Time-Based License: A license of a stated product of our software that is granted to a customer for use over a specified time period, which can be months or years in length. In addition to the use of the software, the customer is provided with access to maintenance (unspecified version upgrades and technical support) without additional charge. The revenue related to these contracts is recognized ratably over the contract period for the maintenance portion and up front for the license portion.

Perpetual / Paid-Up License: A license of a stated product and version of our software that is granted to a customer for use in perpetuity. The revenue related to this type of license is recognized up front.

Maintenance: A contract, typically one year in duration, that is purchased by the owner of a perpetual license and that provides access to unspecified version upgrades and technical support during the duration of the contract. The revenue from these contracts is recognized ratably over the contract period.

Q4 2023 Financial Results // 14

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	December 31, 2023
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$805,108	$735,059	91.3%	$333,000	41.4%	$274,762	$3.14
Stock-based compensation expense	—	3,413	0.4%	63,358	7.9%	63,358	0.73
Excess payroll taxes related to stock-based awards	—	4	—%	271	—%	271	—
Amortization of intangible assets from acquisitions	—	20,586	2.6%	26,500	3.3%	26,500	0.30
Expenses related to business combinations	—	—	—%	3,664	0.4%	3,664	0.04
Adjustment for income tax effect	—	—	—%	—	—%	(23,238)	(0.27)
Total non-GAAP	$805,108	$759,062	94.3%	$426,793	53.0%	$345,317	$3.94
1 Diluted weighted average shares were 87,541.

	Three Months Ended
	December 31, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$694,115	$632,688	91.2%	$260,101	37.5%	$257,947	$2.95
Acquisition accounting for deferred revenue	575	575	—%	575	—%	575	0.01
Stock-based compensation expense	—	2,625	0.3%	46,009	6.7%	46,009	0.53
Excess payroll taxes related to stock-based awards	—	29	—%	588	0.1%	588	0.01
Amortization of intangible assets from acquisitions	—	17,425	2.5%	21,172	3.0%	21,172	0.24
Expenses related to business combinations	—	—	—%	4,959	0.7%	4,959	0.06
Adjustment for income tax effect	—	—	—%	—	—%	(60,884)	(0.71)
Total non-GAAP	$694,690	$653,342	94.0%	$333,404	48.0%	$270,366	$3.09
1 Diluted weighted average shares were 87,473.
Q4 2023 Financial Results // 15

	Twelve Months Ended
	December 31, 2023
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$2,269,949	$1,998,651	88.0%	$626,135	27.6%	$500,412	$5.73
Stock-based compensation expense	—	13,337	0.6%	221,891	9.9%	221,891	2.54
Excess payroll taxes related to stock-based awards	—	307	0.1%	5,541	0.2%	5,541	0.06
Amortization of intangible assets from acquisitions	—	80,990	3.5%	103,502	4.5%	103,502	1.18
Expenses related to business combinations	—	—	—%	9,422	0.4%	9,422	0.11
Adjustment for income tax effect	—	—	—%	—	—%	(71,460)	(0.82)
Total non-GAAP	$2,269,949	$2,093,285	92.2%	$966,491	42.6%	$769,308	$8.80
1 Diluted weighted average shares were 87,386.

	Twelve Months Ended
	December 31, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$2,065,553	$1,814,912	87.9%	$592,658	28.7%	$523,710	$5.99
Acquisition accounting for deferred revenue	7,333	7,333	—%	7,333	0.2%	7,333	0.08
Stock-based compensation expense	—	10,073	0.5%	168,128	8.2%	168,128	1.92
Excess payroll taxes related to stock-based awards	—	510	—%	6,118	0.3%	6,118	0.07
Amortization of intangible assets from acquisitions	—	69,372	3.4%	85,094	4.1%	85,094	0.97
Expenses related to business combinations	—	—	—%	10,335	0.5%	10,335	0.12
Adjustment for income tax effect	—	—	—%	—	—%	(101,813)	(1.16)
Total non-GAAP	$2,072,886	$1,902,200	91.8%	$869,666	42.0%	$698,905	$7.99
1 Diluted weighted average shares were 87,490.

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$232,722	$173,972	$717,122	$631,003
Cash paid for interest	12,274	8,652	46,069	20,844
Tax benefit	(2,148)	(1,557)	(8,062)	(3,752)
Unlevered operating cash flows	$242,848	$181,067	$755,129	$648,095

Q4 2023 Financial Results // 16

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income, non-GAAP diluted earnings per share and unlevered operating cash flows as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to these financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure, as applicable.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. Under prior accounting guidance, a fair value provision resulted in acquired deferred revenue that was often recorded on the opening balance sheet at an amount that was lower than the historical carrying value. Although this fair value provision has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In 2022, we adopted accounting guidance which eliminates the fair value provision that resulted in the deferred revenue adjustment on a prospective basis. In order to provide investors with financial information that facilitates comparison of both historical and future results, we have historically provided non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment for acquisitions prior to the adoption of the new guidance in 2022. The 2022 non-GAAP financial measures presented in this document include the adjustment to exclude the income statement effects of acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022. There is no adjustment included for 2023 as the impact is not material.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in
Q4 2023 Financial Results // 17

our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. Specifically, we exclude stock-based compensation during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our Board of Directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors’ operating results.
Expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. We also incur other expenses directly related to business combinations, including compensation expenses and concurrent restructuring activities, such as employee severances and other exit costs. These costs are included in our GAAP presentation of selling, general and administrative and research and development expenses. We exclude these acquisition-related expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors’ operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we re-evaluate and update this rate for significant items that may materially affect our projections.

Unlevered operating cash flows. We make cash payments for the interest incurred in connection with our debt financing which are included in our GAAP presentation of operating cash flows. We exclude this cash paid for interest, net of the associated tax benefit, for the purpose of calculating unlevered operating cash flows. Unlevered operating cash flow is a supplemental non-GAAP measure that we use to evaluate our core operating business. We believe this measure is useful to investors and management because it provides a measure of our cash generated through operating activities independent of the capital structure of the business.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Q4 2023 Financial Results // 18

We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Operating Cash Flows	Unlevered Operating Cash Flows

Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2023 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2022 comparable period, rather than the actual exchange rates in effect for 2023. Constant currency growth rates are calculated by adjusting the 2023 reported amounts by the 2023 currency fluctuation impacts and comparing the adjusted amounts to the 2022 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

/ About Ansys
Our Mission: Powering Innovation that Drives Human Advancement™
When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality with Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push boundaries by using the predictive power of simulation. From sustainable transportation to advanced semiconductors, from satellite systems to life-saving medical devices, the next great leaps in human advancement will be powered by Ansys.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act). Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.
Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market, the proposed transaction with Synopsys, Inc., including the expected date of closing and the potential benefits thereof, or other aspects of future operation. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:
Q4 2023 Financial Results // 19

•our ability to complete the proposed transaction with Synopsys on anticipated terms and timing, including obtaining stockholder and regulatory approvals, and other conditions related to the completion of the transaction;

•the realization of the anticipated benefits of the proposed transaction with Synopsys, including potential disruptions to our and Synopsys’ businesses and commercial relationships with others resulting from the announcement or completion of the proposed transaction and uncertainty as to the long-term value of Synopsys’ common stock;

•restrictions during the pendency of the proposed transaction with Synopsys that could impact our ability to pursue certain business opportunities or strategic transactions, including tuck-in M&A;

•adverse conditions in the macroeconomic environment, including inflation, recessionary conditions and volatility in equity and foreign exchange markets; political, economic and regulatory uncertainties in the countries and regions in which we operate;

•impacts from tariffs, trade sanctions, export controls or other trade barriers, including export control restrictions and licensing requirements for exports to China;

•impacts resulting from the conflict between Israel and Hamas, including impacts from changes to diplomatic relations and trade policy between the United States and other countries resulting from the conflict; impacts from changes to diplomatic relations and trade policy between the United States and Russia or the United States and other countries that may support Russia or take similar actions due to the conflict between Russia and Ukraine;

•constrained credit and liquidity due to disruptions in the global economy and financial markets, which may limit or delay availability of credit under our existing or new credit facilities, or which may limit our ability to obtain credit or financing on acceptable terms or at all;

•our ability to timely recruit and retain key personnel in a highly competitive labor market, including potential financial impacts of wage inflation and potential impacts due to the proposed transaction with Synopsys;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to breaches occurring through our products and an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•increased volatility in our revenue due to the timing, duration and value of multi-year subscription lease contracts; and our reliance on high renewal rates for annual subscription lease and maintenance contracts;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and tax audit cases;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate;

Q4 2023 Financial Results // 20

•the quality of our products, including the strength of features, functionality and integrated multiphysics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;

•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•current and potential future impacts of a global health crisis, natural disaster or catastrophe, and the actions taken to address these events by our customers, suppliers, regulatory authorities and our business, on the global economy and consolidated financial statements, and other public health and safety risks; and government actions or mandates;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our intention to repatriate previously taxed earnings and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or a slowdown in our research and development activities;

•our ability to execute on our strategies related to environmental, social, and governance matters, and meet evolving and varied expectations, including as a result of evolving regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs and the availability of requisite financing, and changes in carbon markets; and

•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (SEC).

Important Information and Where to Find It
This document relates to a proposed transaction between Synopsys and Ansys. Synopsys will file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus of Synopsys and a proxy statement of Ansys referred to as a proxy statement/prospectus. This proxy statement/prospectus will be sent to all Ansys shareholders. Synopsys and Ansys also will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Synopsys or Ansys through the website maintained by the SEC at www.sec.gov.

Q4 2023 Financial Results // 21

The documents filed by Synopsys with the SEC also may be obtained free of charge at Synopsys’ website at https://investor.synopsys.com/overview/default.aspx or upon written request to Synopsys at Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085, Attention: Investor Relations Department. The documents filed by Ansys with the SEC also may be obtained free of charge at Ansys’ website at https://investors.ansys.com/ or upon written request to kelsey.debriyn@ansys.com.

Participants in Solicitation
Synopsys, Ansys and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ansys’ shareholders in connection with the proposed transaction.

Information about Ansys’ directors and executive officers and their ownership of Ansys’ common stock is set forth in Ansys’ proxy statement for its 2023 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 28, 2023. To the extent that holdings of Ansys’ securities have changed since the amounts printed in Ansys’ proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about Synopsys’ directors and executive officers is set forth in Synopsys’ proxy statement for its 2023 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on February 17, 2023 and Synopsys’ subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation
This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS-F
Q4 2023 Financial Results // 22